                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




                Date of Report (Date of earliest event reported):
                                NOVEMBER 13, 1998



                        AMERICAN SHARED HOSPITAL SERVICES
             (Exact name of registrant as specified in its charter)



CALIFORNIA                          0-8789                    94-2918118
(State or other            (Commission File Number)         (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)




FOUR EMBARCADERO CENTER, SUITE 3620, SAN FRANCISCO, CA    94111
(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: 415-788-5300



                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

         This report may be deemed to contain certain forward-looking statements with respect to the Pro Forma and historical financial condition, results of operations and future plans of American Shared Hospital Services, which involve risks and uncertainties including, but not limited to, the possible effect of accounting and other closing adjustments following the consummation of the sale transaction and the risks of the Gamma Knife business, including the Company's limited access to capital and the need for a substantial investment, the limited market for the Gamma Knife, the small number of Gamma Knife manufacturers, competition from other modalities, technological obsolescence and reduced Medicare and Medicaid reimbursement rates for Gamma Knife treatments. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services are included in the filings of American Shared Hospital Services with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 1997, its quarterly reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1998, and its definitive Proxy Statement for the Special Meeting of Shareholders held on November 13, 1998.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On November 13, 1998, the shareholders of American Shared Hospital Services (the "Company") approved the sale of its diagnostic imaging business ("Sale") pursuant to the Securities Purchase Agreement dated as of March 12, 1998 (the "Agreement") among the Company, Alliance Imaging, Inc. and two of its subsidiaries (collectively, the "Purchaser"). Holders of 3,494,291 common shares voted in favor of the Sale, 13,675 common shares voted against, and 3,500 shares abstained. The shares voting in favor of the Sale represented 98.6% of the total number of shares present in person or by proxy at the Special Meeting of Shareholders and 73.3% of the outstanding common shares. The Sale closed immediately following the Special Meeting.

         Pursuant to the Agreement, the Purchaser acquired all of the outstanding common stock of the Company's wholly owned subsidiary, CuraCare, Inc., and all of the partnership interests in American Shared-CuraCare. These entities together constituted the Company's diagnostic imaging business ("the Imaging Business") through which it provided MRI, CT, Ultrasound, Nuclear Medicine, Cardiac Catheterization Laboratory and Respiratory Therapy Services.

         The purchase price under the Agreement consisted of $13,552,000 in cash. The Purchaser also assumed approximately $28.5 million of debt and other liabilities relating to the diagnostic imaging business, as well as substantially all of the Company's medical equipment leases. In addition, as part of the transaction, General Electric Medical Systems, the Company's primary medical equipment lessor, sold 225,000 shares of American Shared Common Stock to the Company for $0.01 per share.

         Following the Sale, the Company will retain its Gamma Knife business, its plans for The Operating Room for the 21st Century (sm) and a small insurance services business. The Company currently operates 5 Gamma Knife units including 3 in California, one in Texas and one in Connecticut. It has 5 additional units under contract in Massachusetts, New Jersey, Ohio, Arkansas and Brazil. Most of these additional Gamma Knife units are expected to begin operations in Spring 1999, with all operating by the end of that year.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

7(b) The following pro forma financial information is provided in accordance with the rules of the Securities and Exchange Commission.


                        AMERICAN SHARED HOSPITAL SERVICES
                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

         The following unaudited Pro Forma Consolidated Balance Sheet, Statements of Operations and accompanying notes should be read in conjunction with the Company's historical Consolidated Financial Statements and the notes thereto incorporated by reference herein. The unaudited Pro Forma Consolidated Financial Information is presented for informational purposes only and does not purport to represent what the Company's financial position or results of operations would actually have been if the consummation of the Sale had occurred on the dates set forth therein, or to project the Company's financial position or results of operations at any future date or for any future period. However, the unaudited Pro Forma Consolidated Financial Information contains, in the opinion of management, all adjustments necessary for a fair presentation.

         The unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations reflect adjustments for the exclusion of assets and liabilities, and related revenues and expenses derived from those assets and liabilities, associated with the Sale. The unaudited Pro Forma Financial Information presents the Consolidated Balance Sheet as of September 30, 1998 and the Statements of Operations for the nine-month period ended September 30, 1998 and the year ended December 31, 1997. The unaudited Pro Forma Financial Information presents the Consolidated Balance Sheet as if the Sale occurred as of September 30, 1998, and the Statements of Operations as if the Sale occurred as of January 1 for each period presented.

         The unaudited Pro Forma Financial Information reflects (a) the sale of the Imaging Business for $13,552,000 in cash and the assumption by the Purchaser of associated debt and liabilities and (b) the sale by GE of 225,000 shares of American Shared Hospital Services Common Stock to the

Company for $0.01 per share. The unaudited Pro Forma Financial Information also reflects that two Gamma Knife units were in operation throughout 1997, that a third Gamma Knife unit commenced operations in September 1997, a fourth Gamma Knife unit commenced operations in March 1998, and a fifth Gamma Knife unit commenced operations in July 1998. The Unaudited Pro Forma Consolidated Statements of Operations have been prepared eliminating revenues and expenses derived from assets and liabilities included in the Sale. The Company intends to downsize its selling and administrative costs going forward in recognition of its decreased revenue base.

         The accounting for the Sale will result in a one-time net gain of approximately $20,028,000, which reflects cash from the Sale of $13,552,000, less income taxes of approximately $2,500,000 and estimated transaction costs of $1,000,000, plus the assumption by the Purchasers of the Imaging Business related debt and liabilities of $28,494,000 less the assets being Sold of approximately $18,518,000.

         The pro forma effects of the Sale and related transactions on the Consolidated Financial Statements of the Company are based on management's estimates, which are subject to revision when actual amounts are determined. The actual effects of the transactions will be recorded in the Consolidated Financial Statements of the Company which will be included in its Annual Report on Form 10-K for the year ended December 31, 1998.

                        AMERICAN SHARED HOSPITAL SERVICES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1998


                                                                                  Deduct Sale
                                                              Historical As       of Imaging         Pro forma
 ASSETS                                                         Reported          Services(1)       Adjustments        Pro forma
                                                              -------------      --------------    -------------      -----------

 Current Assets:

     Cash & cash equivalents                                     $106,000               $1,000     $10,050,000(2)     $10,155,000

     Restricted cash                                            1,028,000                    0                          1,028,000

     Accounts receivable

        Trade                                                   8,374,000            7,513,000                            861,000

        Less allow. For doubtful acct.                         (1,465,000)          (1,465,000)                                 0

        Other                                                     566,000              150,000                            416,000

     Prepaid expenses, inventories and other
        current assets                                            639,000              301,000                            338,000
                                                              -----------          -----------      ----------        -----------

        Total current assets                                    9,248,000            6,500,000      10,050,000         12,798,000

 Property & equipment

     Land buildings and improvements                            1,622,000            1,619,000                              3,000

     Medical, transportation, office & leased
        equip.                                                 19,275,000            3,952,000                         15,323,000

     Capitalized leased medical and transportation
        equip                                                  27,011,000           26,968,000                             43,000

     Deposits & construction in progress                        1,103,000               35,000                          1,068,000
                                                              -----------          -----------                        -----------

     Total Prop. & equip.                                      49,011,000           32,574,000                         16,437,000

     Accumulated deprec. & amort.                             (26,397,000)         (21,627,000)                        (4,770,000)
                                                              -----------          -----------                        -----------

     Net property & equipment                                  22,614,000           10,947,000                         11,667,000

 Intangible assets, less accum. Amort.                            888,000              824,000                             64,000

 Other assets                                                   1,497,000              248,000      (1,000,000)(3)        249,000
                                                              -----------          -----------      ----------        -----------

     Total Other Assets                                         2,385,000            1,072,000      (1,000,000)           313,000
                                                              -----------          -----------      ----------        -----------

     Total Assets                                             $34,247,000          $18,519,000      $9,050,000        $24,778,000
                                                              ===========          ===========      ==========        ===========


                             See Accompanying Notes

                        AMERICAN SHARED HOSPITAL SERVICES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1998


                                                                          Deduct Sale
 LIABILITIES AND STOCKHOLDERS'                        Historical As        of Imaging       Pro forma
 EQUITY (NET CAPITAL DEFICIENCY)                        Reported           Services(1)      Adjustments          Pro forma
                                                      -------------      ---------------   -------------        ------------

 Current liabilities:

     Accounts payable                                  $7,246,000        $5,665,000         $(1,000,000)(3)        $581,000

     Accrued interest                                      90,000            50,000                                  40,000

     Employee compensation & benefits                   1,162,000         1,004,000                                 158,000

     Other accrued liabilities                          1,067,000           660,000                                 407,000

     Current portion of long-term debt                  7,919,000         6,355,000                               1,564,000

     Current portion of long-term obligations
        under capital leases                            6,005,000         5,998,000                                   7,000
                                                      -----------       -----------         ----------         ------------

        Total Current liabilities                      23,489,000        19,732,000         (1,000,000)           2,757,000

 Long-term debt, less current portion                  11,619,000         2,498,000                               9,121,000

 Obligations under capital leases, less current
     portion                                            6,024,000         6,001,000                                  23,000

 Deferred gain on early lease termination                 263,000           263,000                                       0

 Deferred income taxes                                    164,000                 0                                 164,000

 Minority interest                                        685,000                 0                                 685,000

 Stockholders' equity (net capital deficiency)

     Common Stock                                      11,089,000             1,000             (2,000)(4)       11,086,000

     Common stock options issued to officer             2,414,000                 0                               2,414,000

     Additional paid in capital                           930,000                 0                                 930,000

     Retained earning (accumulated deficit)           (22,430,000)       (9,976,000)(5)    (10,052,000)(5)       (2,402,000)
                                                      -----------       -----------         ----------         ------------

     Total stockholders' equity (net capital
        deficiency)                                    (7,997,000)       (9,975,000)        10,050,000           12,028,000
                                                      -----------       -----------         ----------         ------------

     Total liabilities and stockholders' equity
        (net capital deficiency)                      $34,247,000       $18,519,000         $9,050,000          $24,778,000
                                                      ===========       ===========         ==========         ============

                             See Accompanying Notes

The unaudited Pro Forma Balance Sheet as of September 30, 1998 and the Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 give effect to the following adjustments:

(1)     Reflects assets and liabilities included in the Sale of the Imaging
        Business.

(2) Reflects cash from proposed sale of $13,552,000 less income taxes of approximately $2,500,000, estimated transaction costs of approximately $1,000,000, and $2,000 to repurchase GE Medical's 225,000 shares of Common Stock for $0.01 per share.

(3) Reflects elimination of accrued transaction costs that are paid from cash proceeds from the Sale of the Imaging Business.

(4) Reflects repurchase of its 225,000 shares of Common Stock from GE Medical for $0.01 per share.

(5) Reflects one-time gain of $20,028,000 net of income taxes of approximately $2,500,000 and estimated transaction costs of $1,000,000, from the proposed sale of the Imaging Business for $13,552,000 in cash and the assumption by the purchaser of associated liabilities.

        Current income tax liability                 $2,500,000        Book gain                      $ 20,028,000
        Deferred income tax liability                         0        Add back taxes                    2,500,000
                                                     ----------        Basis differential               (5,000,000)
                          Total                      $2,500,000        Net operating loss carryovers   (13,000,000)
                                                     ==========                                        -----------
                                                                       Tax gain                         $4,528,000
                                                                                                       ===========
        Computed expected tax                        $8,000,000
        Change in valuation allowance                (6,800,000)
        State tax net of federal benefit              1,300,000
                                                     ----------
                          Total                      $2,500,000
                                                     ==========


        The reduction in valuation allowance results because of differences between the book and tax bases of the assets sold of approximately $5,000,000 and utilization of approximately $13,000,000 of net operating loss carryovers.

                        AMERICAN SHARED HOSPITAL SERVICES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                  (Amounts in thousands, except per share data)

                                                                          Deduct
                                                         Historical       Sale of
                                                            As            Imaging          Pro Forma
                                                         Reported         Services(1)      Adjustments       Pro Forma
                                                         ---------       ---------         -----------       ---------
    Revenues:
       Medical Services                                    $29,581         $26,702                             $2,879

    Costs and expenses:
       Costs of operations:
          Medical services payroll                           6,098           6,087                                 11
          Maintenance and supplies                           4,489           4,423                                 66
          Depreciation                                       4,604           3,910                                694
          Equipment rental                                   3,341           3,340                                  1
          Other                                              3,418           3,222                                196
       Selling and administrative                            4,095               0                              4,095(3)
       Interest expense                                      2,637           2,102                                535
                                                         ---------       ---------           --------       ---------
    Total costs and expenses                                28,682          23,084                              5,598
                                                         ---------       ---------           --------       ---------
                                                               899           3,618                             (2,719)
    Gain (loss) on sale of assets and early
       termination of capital leases                           114             114                                  0
    Interest and other income                                  (50)              2                                (52)
                                                         ---------       ---------           --------       ---------
    Income before income taxes and extraordinary item          963           3,734                             (2,771)
    Income tax expense (benefit)                                 7               0                                  7
                                                         ---------       ---------           --------       ---------

    Income (loss) before extraordinary item                   $956          $3,734                          $ (2,778)
                                                              ====          ======                          ========

    Earnings per common share:
       Income before extraordinary item                      $0.20           $0.78              $0.00       $   (0.61)
                                                         =========       =========           ========       =========
    Shares used in calculation                           4,769,000       4,769,000           (225,000)(2)   4,544,000(2)
                                                         ---------       ---------           --------       ---------
    Earnings (loss)per common share assuming dilution:
       Income (loss) before extraordinary item               $0.15           $0.58              $0.00       $   (0.45)
                                                         =========       =========           ========       =========
    Shares used in calculation                           6,397,000       6,397,000           (225,000)(2)   6,172,000(2)
                                                         ---------       ---------           --------       ---------


The unaudited Pro Forma Balance Sheet as of September 30, 1998 and the unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 give effect to the following adjustments:

(1) Reflects revenues and expenses derived from assets and liabilities included in the Sale of the Imaging Business as determined by amounts directly charged to related general ledger accounts for the assets and liabilities of the Sale.

(2)     Reflects repurchase of its 225,000 shares of Common Stock from GE
        Medical.

(3) The Company intends to downsize its selling and administrative costs going forward in recognition of its decreased revenue base resulting from the Sale of the Imaging Business. The Company estimates decreases in (i) payroll and payroll related costs for sales, operations, accounting and corporate personnel of $1,692,000, (ii) sales, operations, accounting and corporate overhead costs of $421,000, (iii) audit, legal and tax expenses of $136,000, (iv) building rent and related costs of $103,000, (v) depreciation and amortization of $190,000 and (vi) other costs of $152,000, for a total estimated cost reduction of $2,694,000.

                        AMERICAN SHARED HOSPITAL SERVICES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                  (Amounts in thousands, except per share data)

                                                                                Deduct
                                                                Historical      Sale of
                                                                    As          Imaging          Pro Forma
                                                                 Reported      Services(1)       Adjustments       Pro Forma
                                                               ------------    ------------     ------------       ---------
    Revenues:
       Medical Services                                             $37,172         $34,771                        $   2,401

    Costs and expenses:
       Costs of operations:
          Medical services payroll                                    7,533           7,517                               16
          Maintenance and supplies                                    5,959           5,849                              110
          Depreciation                                                6,398           5,591                              807
          Equipment rental                                            2,686           2,686                                0
          Other                                                       4,468           4,336                              132
       Selling and administrative                                     5,901               0                            5,901(3)
       Interest expense                                               3,671           3,335                              336
                                                                  ---------       ---------                        ---------
    Total costs and expenses                                         36,616          29,314                            7,302
                                                                  ---------       ---------                        ---------
                                                                        556           5,457                           (4,901)
    Gain on sale of assets and early termination
       of capital leases                                                821             820                                1
    Interest and other income                                           155              10                              145
                                                                  ---------       ---------                        ---------
    Income  before income taxes and extraordinary item                 1532           6,287                           (4,755)
    Income tax expense (benefit)                                         10              (5)                              15
                                                                  ---------       ---------                        ---------
    Income  before extraordinary item                             $   1,522       $   6,292                        $  (4,770)
                                                                  =========       =========                        =========

    Earnings  per common share:
       Income  before extraordinary item                          $    0.32       $    1.32      $   0.00          $   (1.05)
                                                                  =========       =========      ========          =========
    Shares used in calculation                                    4,769,000       4,769,000      (225,000)(2)      4,544,000(2)
                                                                  ---------       ---------      --------          ---------
    Earnings  per common share assuming dilution:
       Income  before extraordinary item                          $    0.24       $    0.99      $   0.00          $   (0.78)
                                                                  =========       =========      ========          =========

    Shares used in calculation                                    6,343,000       6,343,000      (225,000)(2)      6,118,000(2)
                                                                  ---------       ---------      --------          ---------

The unaudited Pro Forma Balance Sheet as of September 30, 1998 and the unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 1998 and for the year ended December 31, 1997 give effect to the following adjustments:


(1) Reflects revenues and expenses derived from assets and liabilities included in the Sale of the Imaging Business as determined by amounts directly charged to related general ledger accounts for the assets and liabilities of the Sale.

(2)     Reflects repurchase of its 225,000 shares of Common Stock from GE
        Medical.

(3) The Company intends to downsize its selling and administrative costs going forward in recognition of its decreased revenue base resulting from the Sale of the Imaging Business. The Company estimates decreases in (i) payroll and payroll related costs for sales, operations, accounting and corporate personnel of $2,500,000, (ii) sales, operations, accounting and corporate overhead costs of $630,000, (iii) audit, legal and tax expenses of $270,000, (iv) building rent and related costs of $160,000, (v) depreciation and amortization of $300,000 and (vi) other costs of $100,000, for a total estimated cost reduction of $3,960,000.

Note: One time gain of $19,921,000 net of estimated transaction costs of $1,000,000 and income tax expense of $2,500,000 from the Sale of the Imaging Business for $13,552,000 in cash and the assumption of associated liabilities is not included in the Pro Forma Statement of Operations

        7(c)    The following Exhibits are filed with this Report:

               Exhibit
                 No.    Description
               -------  -----------
                2.1     Securities Purchase Agreement, dated as of March 12,
                        1998, by and among Alliance Imaging, Inc.; Embarcadero
                        Holding Corp. I; Embarcadero Holding Corp. II; American
                        Shared Hospital Services; and MMRI, Inc. (1)

                99      Press Release dated November 13, 1998



        (1) This document was filed as Exhibit 2.1 to American Shared Hospital Services' Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and is incorporated herein by this reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AMERICAN SHARED HOSPITAL SERVICES
                                        (Registrant)



                                        By:  /s/ Ernest A. Bates, M.D.
                                             -----------------------------------
                                             Ernest A. Bates, M.D.
                                             Chairman of the Board and
                                             Chief Executive Officer


Dated:  November 25, 1998

                                Index to Exhibits

Exhibit No.                     Description                                                       Page
-----------                     -----------                                                       ----

2.1             Securities Purchase Agreement, dated as of March 12, 1998, by and among Alliance Imaging, Inc.; Embarcadero Holding Corp. I; Embarcadero
                Holding Corp. II; American Shared Hospital Services; and
                MMRI, Inc. (1)
99              Press Release dated November 13, 1998                                                13





(1) This document was filed as Exhibit 2.1 to American Shared Hospital Services' Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and is incorporated herein by this reference.